Exhibit 10.1

Private & Confidential

Dated 23 June 2017

FIFTH SUPPLEMENTAL AGREEMENT

relating to a

loan of (originally) US$40,000,000

to

ARTFUL SHIPHOLDING S.A.

and

LONGEVITY MARITIME LIMITED

provided by

DVB BANK SE

Contents

Clause		Page

1	Definitions	2

2	Agreement of the Bank	4

3	Amendments to the Existing Documents	4

4	Representations and warranties	12

5	Conditions	14

6	Relevant Parties’ Confirmation	14

7	Fees and Expenses	14

8	Miscellaneous and notices	15

9	Applicable law	17

Schedule Documents and evidence required as conditions precedent		18

THIS FIFTH SUPPLEMENTAL AGREEMENT is dated on 23 June 2017 and made BETWEEN:

(1)	ARTFUL SHIPHOLDINGS S.A., a corporation incorporated in the Republic of the Marshall Islands with its registered office at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Republic of the Marshall Islands MH96960 (the “Artful Borrower”);

(2)	LONGEVITY MARITIME LIMITED, a company incorporated in the Republic of Malta with its registered office at 18/2 South Street, Valetta, VLT 1102, Republic of Malta (the “Longevity Borrower”; and together with the Artful Borrower, the “Borrowers”);

(3)	GLOBUS MARITIME LIMITED, a corporation incorporated in the Republic of the Marshall Islands, with its registered office at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Republic of the Marshall Islands MH96960 (the “Corporate Guarantor”);

(4)	GLOBUS SHIPMANAGEMENT CORP., a corporation incorporated in the Republic of the Marshall Islands, with its registered office at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Republic of the Marshall Islands MH96960 (the “Manager”); and

(5)	DVB BANK SE, a banking corporation incorporated and established under the laws of the Federal Republic of Germany, acting for the purposes of this Agreement through its office at Platz der Republik 6, D-60325 Frankfurt am Main, Federal Republic of Germany (the “Bank”).

WHEREAS:

(A)	this Agreement reflects the terms of an agreement reached in principle between the Bank and the Borrowers during March 2017;

(B)	this Agreement is supplemental to:

(a)	a facility agreement dated 20 June 2011 (the “Original Agreement”) made between (1) the Borrowers as joint and several borrowers and (2) the Bank as lender, as amended and supplemented by a supplemental letter dated 16 November 2011 (the “Supplemental Letter”), a supplemental agreement dated 1 March 2012 (the “First Supplemental Agreement”), a supplemental agreement dated 10 April 2013 (the “Second Supplemental Agreement), a supplemental agreement dated 20 February 2015 (the “Third Supplemental Agreement”) and a supplemental agreement dated 18 April 2016 (the “Fourth Supplemental Agreement” and, together with the Original Agreement, the Supplemental Letter, the First Supplemental Agreement, the Second Supplemental Agreement and the Third Supplemental Agreement, the “Principal Agreement”) whereby the Bank agreed (inter alia) to make available to the Borrowers, upon the terms and conditions therein contained, a loan of up to $40,000,000 of which the principal amount outstanding at the date hereof is $18,435,000; and

(b)	a corporate guarantee dated 20 June 2011 executed by the Corporate Guarantor in favour of the Bank as amended and supplemented by the First Supplemental Agreement, the Second Supplemental Agreement, the Third Supplemental Agreement and the Fourth Supplemental Agreement (together the “Principal Corporate Guarantee”); and

(C)	this Agreement sets out the terms and conditions upon which the Bank shall, at the request of the Borrowers and the Corporate Guarantor, provide its consent to:

(a)	the waiver of the application of clause 5.3 of the Principal Corporate Guarantee during the Fourth Revision Period (as such term is defined below);

(b)	the deferral of two repayment instalments of each Advance and the consequential revision of the loan repayment provisions; and

(c)	certain consequential amendments to the terms and conditions applicable to the Principal Agreement and/or the Principal Corporate Guarantee.

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NOW IT IS HEREBY AGREED as follows:

1	Definitions

1.1	Defined expressions

Words and expressions defined in the Principal Agreement or the Principal Corporate Guarantee shall unless the context otherwise requires or unless otherwise defined herein, have the same meanings when used in this Agreement.

1.2	Definitions

In this Agreement, unless the context otherwise requires:

“Artful Mortgage Amendment” means a fourth amendment to the Artful Mortgage executed or (as the context may require) to be executed between the Artful Borrower and the Bank under the Fifth Supplemental Agreement in such form as the Bank may require;

“Corporate Guarantee” means the Principal Corporate Guarantee as amended and supplemented by this Agreement;

“Effective Date” means the date, no later than 28 June 2017, on which the Bank has received the documents and evidence specified in clause 5 and the Schedule in a form and substance satisfactory to it;

“Existing Documents” means, together, the Principal Agreement and the Principal Corporate Guarantee and “Existing Document” means either of them;

“Fourth Revision Period” means the period commencing on 1 April 2017 and ending on 1 April 2018 (both dates inclusive);

“Government Entity” means and includes (whether having a distinct legal personality or not) any national or local government authority, board, commission, department, division, organ, instrumentality, court or agency and any association, organisation or institution of which any of the foregoing is a member or to whose jurisdiction any of the foregoing is subject or in whose activities any of the foregoing is a participant;

“Indebtedness” means any obligation for the payment or repayment of money, whether as principal or as surety and whether present or future, actual or contingent;

“Loan” shall have the meanings ascribed in the Principal Agreement;

“Loan Agreement” means the Principal Agreement as amended and supplemented by this Agreement;

“Principal Shareholder” means Firment Shipping Inc., a corporation incorporated in the Republic of the Marshall Islands with its registered office at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Republic of the Marshall Islands MH96960;

“Related Parties” means, together, the Relevant Parties, the Principal Shareholder and the Ultimate Owner and “Related Party” means each one of them;

“Relevant Documents” means this Agreement, the Artful Mortgage Amendment, the Ultimate Owner and Principal Shareholder Undertaking and any other document executed by a Related Party in connection with this Agreement;

“Relevant Parties” means, together, the Borrowers, the Manager and the Corporate Guarantor and “Relevant Party” means each one of them;

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“Ultimate Owner” means George Feidakis son of Athanasios with passport No. AN1155419 resident at 128 Vouliagmenis Avenue, 166 74 Glyfada, Greece and being as of the date of this Agreement the sole shareholder of the Principal Shareholder;

“Ultimate Owner and Principal Shareholder Undertaking” means the undertaking executed or to be executed by the Ultimate Owner and the Principal Shareholder in favour of the Bank in a form acceptable to the Bank in its sole discretion; and

“Warrant” means the share warrant instrument dated 8 February 2017 issued by the Corporate Guarantor, entitling the Principal Shareholder upon exercise to receive common stock in the Corporate Guarantor in accordance with the terms described therein.

1.3	Existing Documents

References in:

1.3.1	the Principal Agreement to “this Agreement”; and

1.3.2	the Principal Corporate Guarantee to “this Guarantee”,

shall, with effect from the Effective Date and unless the context otherwise requires, be references to the Principal Agreement and the Principal Corporate Guarantee, respectively, as amended by this Agreement and words such as “herein”, “hereof”, “hereunder”, “hereafter”, “hereby” and “hereto”, where they appear in the Principal Agreement and/or the Principal Corporate Guarantee shall be construed accordingly.

1.4	Headings

Clause headings and the table of contents are inserted for convenience of reference only and shall be ignored in the interpretation of this Agreement.

1.5	Construction of certain terms

In this Agreement, unless the context otherwise requires:

1.5.1	references to clauses and schedules are to be construed as references to clauses of, and schedules to, this Agreement and references to this Agreement includes its schedules;

1.5.2	references to (or to any specified provision of) this Agreement or any other document shall be construed as references to this Agreement, that provision or that document as in force for the time being and as amended in accordance with terms thereof, or, as the case may be, with the agreement of the relevant parties;

1.5.3	references to a “regulation” include any present or future regulation, rule, directive, requirement, request or guideline (whether or not having the force of law) of any agency, authority, central bank or government department or any self-regulatory or other national or supra-national authority;

1.5.4	words importing the plural shall include the singular and vice versa;

1.5.5	references to a time of day are to London time;

1.5.6	references to a person shall be construed as references to an individual, firm, company, corporation, unincorporated body of persons or any Government Entity;

1.5.7	references to a “guarantee” include references to an indemnity or other assurance against financial loss including, without limitation, an obligation to purchase assets or services as a consequence of a default by any other person to pay any Indebtedness and “guaranteed” shall be construed accordingly; and

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1.5.8	references to any enactment shall be deemed to include references to such enactment as re-enacted, amended or extended.

1.6	Longevity Mortgage

For the avoidance of doubt no amendment needs to be made to the first priority statutory mortgage dated 15 September 2011 over the Longevity Ship executed by the Longevity Borrower in favour of the Bank, because of the amendments made to the Principal Agreement and the Principal Corporate Guarantee by this Agreement.

2	Agreement of the Bank

2.1	Agreement of the Bank subject to Effective Date

The Bank, relying upon the representations and warranties on the part of the Relevant Parties contained in clause 4 and subject to the terms and conditions of this Agreement and in particular, but without prejudice to the generality of the foregoing, fulfilment on or before 28 June 2017 of the conditions contained in clause 5 and the Schedule, agrees to:

2.1.1	waive the application of clause 5.3 of the Principal Corporate Guarantee and the requirement to complete paragraph 1 of any Compliance Certificate delivered to the Bank under clause 8.1.8 of the Principal Agreement and/or clause 5.1.5 of the Principal Corporate Guarantee, in each case, at all times during the Fourth Revision Period other than when (i) an Event of Default has occurred and is continuing or (ii) a judgment, order or any other legal proceeding has been taken against the Corporate Guarantor or any member of the Group for an amount exceeding $500,000;

2.1.2	defer the payment of two repayment instalments of the Artful Advance and two repayment instalments of the Longevity Advance, in each case, due in June 2017 and September 2017, respectively; and

2.1.3	the amendments to the Existing Documents on the terms set out in clause 3.

3	Amendments to the Existing Documents

3.1	Amendments to the Principal Agreement

The Principal Agreement shall, with effect on and from the Effective Date, be (and is hereby) amended in accordance with the following provisions (and the Principal Agreement (as so amended) will continue to be binding upon each of the parties hereto upon such terms as so amended):

3.1.1	by inserting in clause 1.2 of the Principal Agreement in the correct alphabetical order the following new definitions of “Back-end Fee Period”, “Excess Cash Certificate”, “Excess Cash Termination Date”, “Fifth Supplemental Agreement”, “Fourth Artful Mortgage Amendment”, “Fourth Revision Period”, “March 2017 Repayment Date”, “New Deferred Amount”, “Non-Split Period”, “Principal Shareholder”, “Security Value A”, “Security Value B”, “Split Period”, “Split Security Requirement”, “Split Security Value”, “Total Deferred Amount”, “Ultimate Shareholder” and “Ultimate Owner and Principal Shareholder Undertaking”:

““Back-end Fee Period” means the period commencing on 1 April 2017 and ending on the earlier of (a) the date that the New Deferred Amount in respect of both Advances is paid in full or (b) 1 April 2018;

“Excess Cash Certificate” means, in relation to a Calculation Period, a certificate setting out a detailed calculation, analysis and breakdown of the Agreed Expenses and the Excess Cash (if any) in respect of that Calculation Period;

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“Excess Cash Termination Date” means the later of:

(a)	the date on which all amounts payable under clause 8.4.3 have been paid; and

(b)	14 June 2018;

“Fifth Supplemental Agreement” means the supplemental agreement dated 23 June 2017 made between the Borrowers, the Manager, the Corporate Guarantor and the Bank supplemental to this Agreement;

“Fourth Artful Mortgage Amendment” means a fourth amendment to the Artful Mortgage executed or (as the context may require) to be executed between the Artful Borrower and the Bank under the Fifth Supplemental Agreement in such form as the Bank may require;

“Fourth Revision Period” means the period commencing on 1 April 2017 and ending on 1 April 2018 (both dates inclusive);

“March 2017 Repayment Date” means:

(c)	in relation to the Artful Advance, 22 March 2017; and

(d)	in relation to the Longevity Advance, 14 March 2017;

“New Deferred Amount” means:

(a)	in relation to the Artful Advance, $880,000; and

(b)	in relation to the Longevity Advance, $832,500,

in either case, as reduced from time to time by prepayments made by or on behalf of the Borrowers under this Agreement;

“Non-Split Period” means the period commencing on the date of this Agreement and ending on 31 March 2017 and the period commencing on 1 January 2018 and ending on 30 June 2018;

“Principal Shareholder” means Firment Shipping Inc., a corporation incorporated in the Republic of the Marshall Islands with its registered office at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Republic of the Marshall Islands MH96960;

“Security Value A” means, in relation the Artful Ship and/or the Artful Advance at any relevant time, the amount in Dollars (as certified by the Bank whose certificate shall, in the absence of manifest error, be conclusive and binding on the Borrowers) which, at any relevant time, is the aggregate of (a) the market value of the Artful Ship as most recently determined in accordance with clause 8.2.2 and (b) 50% of the market value of any additional security for the time being actually provided to the Bank pursuant to clause 8.2 during the Non-Split Period and (c) the market value of any additional security for the time being actually provided to the Bank pursuant to clause 8.2 during the Split Period in respect of a shortfall of Security Value A;

“Security Value B” means, in relation the Longevity Ship and/or the Longevity Advance at any relevant time, the amount in Dollars (as certified by the Bank whose certificate shall, in the absence of manifest error, be conclusive and binding on the Borrowers) which, at any relevant time, is the aggregate of (a) the market value of the Longevity Ship as most recently determined in accordance with clause 8.2.2 and (b) 50% of the market value of any additional security for the time being actually provided to the Bank pursuant to clause 8.2 during the Non-Split Period and (c) the market value of any additional security for the time being actually provided to the Bank pursuant to clause 8.2 during the Split Period; in respect of a shortfall of Security Value B;

“Split Period” means the period commencing on 1 April 2017 and ending on the last day of the Security Period (other than the period commencing on 1 January 2018 and ending on 30 June 2018);

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“Split Security Requirement” means, in relation to a Ship and/or the Advance relevant to that Ship:

(a)	during the period commencing on 1 April 2017 and ending on 31 December 2017, fifty per cent (50%) of that Advance; and

(b)	during the period commencing on 1 July 2018 and ending on the last day of the Security Period, one hundred thirty per cent (130%) of that Advance;

“Split Security Value” means Security Value A or Security Value B;

“Total Deferred Amount” means, in relation to each Advance at any relevant time, the aggregate amount of the Deferred Amount of such Advance and the New Deferred Amount of such Advance at that time (the aggregate of which in relation to each Advance on the Effective Date (as such term is defined in the Fifth Supplemental Agreement) is $1,712,500 for each Advance);

“Ultimate Owner” means George Feidakis son of Athanasios with Greek passport No. AN1155419 resident at 128 Vouliagmenis Avenue, 166 74 Glyfada, Greece and being as of the date of the Fifth Supplemental the sole shareholder of the Principal Shareholder;

“Ultimate Owner and Principal Shareholder Undertaking” means the undertaking executed or to be executed by the Ultimate Owner and the Principal Shareholder in favour of the Bank in a form acceptable to the Bank in its sole discretion;”;

3.1.2	by deleting in clause 1.2 of the Principal Agreement the definitions of “Agreed Expenses”, “Calculation Period”, “Change of Control”, “Repayment Dates” and “Restart Repayment Dates” and by inserting in their respective places the following new definitions of “Agreed Expenses”, “Calculation Period”, “Change of Control”, “Repayment Dates” and “Restart Repayment Dates”:

““Agreed Expenses” means, in relation to a Calculation Period and a Borrower and its Ship, the lesser of:

(a)	the total voyage and operating expenses and costs (including, without limitation, maintenance cost, crew wages, insurance cost and management fees), administrative costs and dry-docking costs and the total cost of any intermediate or special survey, all incurred and paid by that Borrower for that Ship during such Calculation Period, all as shown in the then latest financial statements of that Borrower for such Calculation Period; and

(b)	an amount in Dollars equal to the aggregate of:

(i)	for any Calculation Period ending before 1 April 2017, $6,500 per day; or

(ii)	for any Calculation Period ending after 1 April 2017, $6,700 per day,

in either case, for each full day which that Ship is in full operation (as opposed to being in lay-up of any kind) during such Calculation Period;

“Calculation Period” means each quarter of each financial year of the Corporate Guarantor falling wholly or partly after the Effective Date, as such term is defined in the Second Supplemental Agreement (other than the financial quarters of the Corporate Guarantor ending on 31 March 2017, 30 June 2017 and at any time after the Excess Cash Termination Date);

“Change of Control” means if:

(a)	the issued voting share capital or issued share capital in the Corporate Guarantor owned (legally and/or beneficially, directly or indirectly) by the Disclosed Persons, together, falls below 35% at any time; or

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(b)	Mr. George Karageorgiou ceases to be the Chief Executive Officer of the Corporate Guarantor at any time prior to 27 December 2015; or

(c)	Mr. Athanasios Feidakis ceases to be the Chief Executive Officer of the Corporate Guarantor at any time after 28 December 2015; or

(d)	Mr. George Feidakis ceases to be a member of the board of directors (or equivalent) of the Corporate Guarantor;

“Repayment Dates” means, together, in relation to each Advance (subject to clause 6.3):

(a)	the First Repayment Date in respect of such Advance;

(b)	each of the dates falling at three (3) monthly intervals after such First Repayment Date up to Cut Off Repayment Date in respect of such Advance;

(c)	the March 2017 Repayment Date in respect of such Advance;

(d)	the Restart Repayment Date in respect of such Advance;

(e)	each of the dates falling at three (3) monthly intervals after such Restart Repayment Date;

(f)	the Final Maturity Date in respect of such Advance,

and “Repayment Date” means each one of them;

“Restart Repayment Date” means (subject to clause 6.3):

(a)	in respect of the Artful Advance, 22 December 2017; and

(b)	in respect of the Longevity Advance, 14 December 2017;”;

3.1.3	by inserting in the third line in the definition of “Security Documents” in clause 1.2 of the Principal Agreement the words “, the Fifth Supplemental Agreement, the Ultimate Owner and Principal Shareholder Undertaking” after the words ”the Fourth Supplemental Agreement”;

3.1.4	by deleting in the definition of “Security Requirement” in clause 1.2 of the Principal Agreement the existing paragraph “(e)” and by inserting in its place the following new paragraph (e):

“(e)	during the period commencing on 1 January 2018 and ending on 30 June 2018, one hundred and five per cent (105%) of the Loan;”;

3.1.5	by deleting clauses 4.1.1 and 4.1.2 of the Principal Agreement in their entirety and by replacing them with the following new clauses 4.1.1 and 4.1.2:

“4.1.1	The Borrowers shall repay the Artful Advance by twenty six (26) repayment instalments, one such instalment to be repaid on each of the Repayment Dates relevant to such Advance. Subject to the provisions of this Agreement, the amount of each repayment instalment (other than the last instalment) shall be $440,000, and the amount of the last repayment instalment shall be $7,500,000 (comprising a repayment instalment of $440,000 and a balloon payment of $7,060,000).

4.1.2	The Borrowers shall repay the Longevity Advance by twenty six (26) repayment instalments, one such instalment to be repaid on each of the Repayment Dates relevant to such Advance. Subject to the provisions of this Agreement, the amount of each repayment instalment (other than the last instalment) shall be $416,250 and the amount of the last repayment instalment shall be $7,093,750 (comprising a repayment instalment of $416,250 and a balloon payment of $6,677,500).”;

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3.1.6	by deleting in its entirety existing clause 4.3.2(a) of the Principal Agreement and by replacing it with the following new clause 4.3.2(a):

“(a)	If a Mortgaged Ship is sold or becomes a Total Loss, then the Borrowers shall, on the Disposal Reduction Date for such Mortgaged Ship, subject to clause 4.3.2(b), prepay an amount equal to the higher of:

(i)	the full amount of the Advance relevant to such Mortgaged Ship; and

(ii)	if that Mortgaged Ship:

(A)	has been sold, an amount in Dollars as is equal to the sale proceeds of that Mortgaged Ship; or

(B)	has become a Total Loss, an amount in Dollars equal to the higher of (1) the insurance proceeds payable to the relevant Borrower in respect of such Total Loss from the relevant insurers and (2) the insurance proceeds that should be paid to the relevant Borrower in respect of such Total Loss if such Borrower has placed the relevant insurances in accordance with the applicable terms of the relevant Security Documents; and

(iii)	an amount in Dollars equal to such amount as shall ensure that, immediately after the relevant prepayment, the Security Value or, as the case may be, the relevant Split Security Value will not be less than the applicable Security Requirement or, as the case may be, Split Security Requirement; and”;

3.1.7	by deleting at the end of clause 5.1.1 of the Principal Agreement the word “and”, by replacing the full stop after clause 5.1.2 with “; and” and by inserting after the existing clause 5.1.2 the following new clause 5.1.3:

“5.1.3	on the last day of the Back-end Fee Period, a fee (the “Back-end Fee”) computed for the Back-end Fee Period at the rate of zero point seventy five percent (0.75%) per annum on the arithmetic average outstanding balance of the Loan during such period. The Back-end Fee shall be calculated on the basis of actual days elapsed and a three hundred and sixty (360) day year. On the last day of the Back-end Fee Period the Bank shall calculate the Back-end Fee that has accrued as at such date and shall notify the Borrowers accordingly and, in the absence of manifest error, such calculation and determination shall be conclusive and binding on the Borrowers.”;

3.1.8	by deleting in its entirety existing clause 4.5.4 of the Principal Agreement and by replacing it with the following new clause 4.5.4:

“4.5.4	Any amount prepaid pursuant to:

(a)	clause 8.2.1(a)(i) or clause 8.4.3(d), shall be applied in equal shares between the Advances in reducing the repayment instalments (starting with the relevant balloon payments) of both Advances in inverse order of maturity; or

(b)	clause 8.2.1(a)(ii) shall be applied against the relevant Advance in reducing the repayment instalments (starting with the relevant balloon payment) of such Advance in inverse order of maturity.”

3.1.9	by deleting in clause 8.1.16 of the Principal Agreement the words “provisions of clauses 8.4.3 or 8.4.5” and by inserting in their place the words “relevant provisions of clause 8.4”;

3.1.10	by deleting in its entirety existing clause 8.1.20 of the Principal Agreement and by replacing it with the following new clause 8.1.20:

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“8.1.20	Investments

procure that that no other member of the Group shall acquire any ship if (i) there is less than $500,000 standing to the credit of each Minimum Liquidity Account and (ii) the amount of the balloon payment in respect of the Artful Advance is more than $5,300,000 and the amount of the balloon payment in respect of the Longevity Advance is more than $5,012,500 unless the Bank decides to finance such acquisition of a ship or, if the Bank decides not to finance such acquisition, the Borrowers prepay each Advance by an amount in Dollars equal to the Total Deferred Amount of such Advance prior to each acquisition of a ship and applies such prepayment against the repayment instalments of each such Advance in inverse order of maturity (starting from the relevant balloon payment).”;

3.1.11	by deleting in its entirety clause 8.2.1 of the Principal Agreement and by inserting in its place the following new clause 8.2.1

“8.2.1	Security shortfall

If at any time:

(A)	during the Non-Split Period, the Security Value shall be less than the relevant Security Requirement at the time; or

(B)	during the Split Period, the Security Value A and/or the Security Value B shall be less than the relevant Split Security Requirement at the time,

the Bank shall give notice to the Borrowers requiring that such deficiency be remedied and then the Borrowers shall within a period of (prior to the Effective Date (as such term is defined in the Fifth Supplemental Agreement)) thirty (30) days or (after the Effective Date (as such term is defined in the Fifth Supplemental Agreement)) fourteen (14) days, in either case, of receipt by the Borrowers of the Bank’s said notice:

(a)	prepay such sum in Dollars as will result in:

(i)	in respect of a notice given during the Non-Split Period, the applicable Security Requirement after such prepayment (taking into account any other repayment of the Loan made between the date of the notice and the date of such prepayment) being equal to the Security Value; and

(ii)	in respect of a notice given during the Split Period, the applicable Split Security Requirement after such prepayment (taking into account any other repayment of the relevant Advance made between the date of the notice and the date of such prepayment) being equal to the relevant Split Security Value; or

(b)	constitute to the satisfaction of the Bank such further security for the Loan as shall be acceptable to the Bank having a value for security purposes (as determined by the Bank in its absolute discretion) at the date upon which such further security shall be constituted which, when added to:

(i)	in respect of a notice given during the Non-Split Period, the Security Value shall not be less than the applicable Security Requirement as at such date; and

(ii)	in respect of a notice given during the Split Period, the relevant Split Security Value, shall not be less than the applicable Split Security Requirement as at such date.

The provisions of clauses 4.4, 4.5.1, 4.5.4 and 4.5.5 shall apply to prepayments under clause 8.2.1(a).”;

3.1.12	by deleting in its entirety existing clause 8.2.7 of the Principal Agreement;

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3.1.13	by deleting in its entirety existing clause 8.3.12 of the Principal Agreement and by replacing it with the following new clause 8.3.12:

“8.3.12	Share capital and distribution

purchase or otherwise acquire for value any of its shares or declare or pay any dividends or distribute any of their present or future assets, undertakings, rights or revenues to any of their respective shareholders Provided however that each Borrower shall be entitled to declare or pay cash dividends to its shareholders if (i) no Event of Default has occurred and is continuing at the time of declaration or payment of such dividends, nor would result from the declaration or payment of such dividends and/or (ii) there is no less than $500,000 standing to the credit of each Minimum Liquidity Account and (iii) the amount of each balloon payment is not more than $5,300,000 in respect of the Artful Advance and not more than $5,012,500 in respect of the Longevity Advance;”

3.1.14	by deleting existing clause 8.4 of the Principal Agreement in its entirety and by inserting in its place the following new clause 8.4:

“8.4	Excess Cash Recapture

8.4.1	During the period commencing on the Effective Date (as such term is defined in the Second Supplemental Agreement) and ending on the day falling immediately prior to the Effective Date (as such term is defined in the Fifth Supplemental Agreement), the Bank shall, in relation to each Borrower and each Calculation Period ending during such period, calculate the amount of the Excess Cash of the relevant Borrower and its Ship for such Calculation Period upon receipt of the unaudited financial statements of that Borrower in relation to such Calculation Period. For any Calculation Period falling after 28 September 2017, the Borrower shall calculate the amount of Excess Cash for such Calculation Period and it will provide the Bank, no later than five (5) days after the end of such Calculation Period, with an Excess Cash Certificate in respect of that Calculation Period.

8.4.2	If, and only if:

(a)	following a calculation by the Bank, the Bank determines the Excess Cash of a Borrower for a Calculation Period to be a positive figure; or

(b)	the Excess Cash contained in an Excess Cash Certificate is a positive number,

the provisions of clause 8.4.3 shall apply and, in the case of sub-paragraph (a) above, the Bank shall notify such Borrower accordingly and of the amount of such Excess Cash.

8.4.3	Immediately following each such notification of Excess Cash in respect of a Calculation Period (whether by the Bank or through an Excess Cash Certificate), the Borrowers shall apply an amount equal to such Excess Cash in the following order:

(a)	firstly, towards prepayment to the Bank on a pro rata basis such part of the balloon payment of each Advance as is equal to the Total Deferred Amount relevant to such Advance;

(b)	secondly, towards depositing in equal shares in each Minimum Liquidity Account that part of that Excess Cash in excess of the amounts prepaid under clause 8.4.3(a) up to $500,000 for each Minimum Liquidity Account; and

(c)	thirdly, any excess after clauses 8.4.3(a) and 8.4.3(b), towards prepayment to the Bank of the remainder of the respective balloon payments.

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8.4.4	If at any time following the submission of the unaudited financial statements of a Borrower to the Bank under this Agreement in respect of a financial year, the Bank calculates the Excess Cash in respect of a Borrower and a Calculation Period and finds such Excess Cash to be higher than the Excess Cash for that Borrower previously calculated for that same Calculation Period by reference to the quarterly unaudited financial statements of that Borrower, then the Bank may notify the Borrowers of the difference, and the Borrowers shall make a further application in accordance with clause 8.4.3 equal to the difference. Such prepayment shall be made on the next Interest Payment Date falling immediately after such notification.”;

3.1.15	by inserting the number “8.5.1” before the existing paragraph of clause “8.5” of the Principal Agreement and by inserting thereafter the following new clause 8.5.2:

“8.5.2	The Borrowers hereby undertake that they will, on or prior 28 September 2017, prepay (i) an amount of Eight hundred and eighty thousand dollars ($880,000) in respect of the Artful Advance; and (ii) an amount of Eight hundred and thirty two thousand and five hundred dollars ($832,500) in respect of the Longevity Advance.”; and

3.1.16	by adding at the end of clause 16 of the Principal Agreement the following new clause 16.6:

“16.5	Electronic communication

16.5.1	Any communication to be made between the parties under or in connection with the Security Documents may be made by electronic mail or other electronic means to the extent that the relevant parties agree that, unless and until notified to the contrary, this is to be an accepted form of communication and if such parties:

(a)	notify each other in writing of their electronic mail address and/or any other information required to enable the sending and receipt of information by that means; and

(b)	notify each other of any change to their address or any other such information supplied by them by not less than five Banking Days’ notice.

16.5.2	Notwithstanding clause 16.1, any electronic communication made between the relevant parties will be effective only when actually received in readable form and in the case of any electronic communication made by a Security Party to the Bank only if it is addressed in such a manner as the Bank shall specify for this purpose.

16.5.3	Any electronic communication which becomes effective, in accordance with clause 16.5.2, after 5:00 p.m. in the place of receipt shall be deemed only to become effective on the following day.

16.5.4	In particular, the Borrowers are aware and acknowledge that:

(a)	the unencrypted information is transported over an open, publicly accessible network and can, in principle, be viewed by others, thereby allowing conclusions to be drawn about a banking relationship;

(b)	the information can be changed and manipulated by a third party;

(c)	the sender's identity (sender of the electronic communication) can be assumed or otherwise manipulated;

(d)	the exchange of information can be delayed or disrupted due to transmission errors, technical faults, disruptions, malfunctions, illegal interventions, network overload, the malicious blocking of electronic access by third parties, or other shortcomings on the part of the network provider. In certain situations, time-critical orders and instructions might not be processed on time; and

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(e)	the Bank assumes no liability for any loss incurred as a result of manipulation of the electronic address or content nor is it liable for any loss incurred by the Borrowers or any other Security Party due to interruptions and delays in transmission caused by technical problems.

16.5.5	The Bank is entitled to assume that all the orders and instructions, and communications in general, received from the Borrowers or any other Security Party or a third party are from an authorized individual, irrespective of the existing signatory rights in accordance with the commercial register (or any other applicable equivalent document) or the specimen signature provided to the Bank. The Borrowers shall further procure that all Security Parties and all third parties referred to herein agree with the use of electronic communication and are aware of the above terms and conditions related to the use of electronic communication.”.

3.2	Amendments to the Principal Corporate Guarantee

The Principal Corporate Guarantee shall with effect on and from the Effective Date, be (and is hereby) amended (and the Principal Corporate Guarantee (as so amended) will continue to be binding upon each of the parties hereto upon such terms as so amended):

3.2.1	by deleting in clause 1.2 of the Principal Corporate Guarantee the existing definition of “Third Revision Period” and by inserting in its place the following new definition of “Third Revision Period”:

““Third Revision Period” means the period commencing on 1 March 2016 and ending on 1 April 2018;”; and

3.2.2	by deleting sub-paragraphs (a), (b) and (c) of paragraph 3 of Schedule 1 in its entirety and by inserting in its place the following new sub-paragraphs (a), (b) and (c):

“3	Security Requirement/Split Security Requirement

(a)	the [Security Value][Security Value A and Security Value B] is in the amount of $[ ] [and $[ ], respectively], calculated as [shown in Appendix F]”; and

(b)	the [Loan][Artful Advance and the Longevity Advance] is in the amount of $[ ][and $[ ], respectively], calculated as [shown in Appendix G]; and

(c)	[the ratio of the Security Value to the Loan is [ ]%][the ratio of Security Value A to the Artful Advance is [ ]% and the ratio of the Security Value B to the Longevity Advance is [ ]%] versus the applicable [Security Requirement][Split Security Requirement].”.

3.3	Continued force and effect

Save as amended by this Agreement, the provisions of each of the Existing Documents and the other Security Documents shall continue in full force and effect and each of the Existing Documents and this Agreement shall be read and construed as one instrument.

4	Representations and warranties

4.1	Primary representations and warranties

Each of the Relevant Parties represents and warrants to the Bank that:

4.1.1	Existing representations and warranties

the representations and warranties set out in clause 7 of the Original Agreement, clause 4 of the First Supplemental Agreement, clause 4 of the Second Supplemental Agreement, clause 4 of the Third Supplemental Agreement, clause 4 of the Fourth Supplemental Agreement, clause 4 of the Principal Corporate Guarantee and clause 4 of each Manager’s Undertaking were true and correct on the date of the relevant document and are true and correct, including to the extent that they may have been or shall be amended by this Agreement, as if made at the date of this Agreement with reference to the facts and circumstances existing at such date;

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4.1.2	Corporate power

it and any other Related Party has power to execute, deliver and perform its obligations under each Relevant Document to which it is or will become, a party; all necessary corporate, shareholder and other action has been taken by it and any other Related Party to authorise the execution, delivery and performance of each Relevant Document to which it is or will become, a party;

4.1.3	Binding obligations

this Agreement and the other Relevant Documents to which it and/or any other Related Party is, or will become, a party constitute its valid and legally binding obligations enforceable in accordance with its terms;

4.1.4	No conflict with other obligations

the execution, delivery and performance of each Relevant Document to which it and/or any other Related Party is, or will become, a party by such Relevant Party or, as the case may be, Related Party will not (i) contravene any existing law, statute, rule or regulation or any judgment, decree or permit to which such Relevant Party or, as the case may be, Related Party is subject, (ii) conflict with, or result in any breach of any of the terms of, or constitute a default under, any agreement or other instrument to which such Relevant Party or, as the case may be, Related Party is subject or by which it or any of its property is bound or (iii) contravene or conflict with any provision of the constitutional documents of such Relevant Party or, as the case may be, Related Party or (iv) result in the creation or imposition of or oblige such Relevant Party or, as the case may be, Related Party to create any Encumbrance on any of its undertakings, assets, rights or revenues;

4.1.5	No filings required

save for the registration of the Artful Mortgage Amendment through the relevant Registry, it is not necessary to ensure the legality, validity, enforceability or admissibility in evidence of each Relevant Document to which it and/or any other Related Party is, or will become, a party that it or any other instrument be notarised, filed, recorded, registered or enrolled in any court, public office or elsewhere in any Relevant Jurisdiction or that any stamp, registration or similar tax or charge be paid in any Relevant Jurisdiction on or in relation to such Relevant Document and each Relevant Document to which it and/or any other Related Party is, or will become, a party is in proper form for its enforcement in the courts of each Relevant Jurisdiction;

4.1.6	Choice of law

the choice of English law to govern the Relevant Documents (other than the Artful Mortgage Amendment), the choice of Marshall Islands law to govern the Artful Mortgage Amendment and the submission by such Relevant Party to the non-exclusive jurisdiction of the English courts are valid and binding; and

4.1.7	Consents obtained

every consent, authorisation, licence or approval of, or registration or declaration to, governmental or public bodies or authorities or courts required by such Relevant Party and/or any other Related Party in connection with the execution, delivery, validity, enforceability or admissibility in evidence of each Relevant Document to which it is, or will become, a party or the performance by such Relevant Party and/or any other Related Party of its obligations under each Relevant Document to which it is, or will become, a party has been obtained or made and is in full force and effect and there has been no default in the observance of any conditions or restrictions (if any) imposed in, or in connection with, any of the same.

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4.2	Repetition of representations and warranties

Each of the representations and warranties contained in clause 4.1 of this Agreement and clause 7 of the Principal Agreement, clause 4 of the First Supplemental Agreement, clause 4 of the Second Supplemental Agreement, clause 4 of the Third Supplemental Agreement, clause 4 of the Principal Corporate Guarantee and clause 4 of each Manager’s Undertaking shall be deemed to be repeated by each Relevant Party on the Effective Date as if made with reference to the facts and circumstances existing on such day.

5	Conditions

5.1	Documents and evidence

The agreement of the Bank referred to in clause 1.6 shall be subject to the receipt by the Bank or its duly authorised representative of the documents and evidence specified in the Schedule in form and substance satisfactory to the Bank.

5.2	General conditions precedent

The agreement of the Bank referred to in clause 1.6 shall be further subject to:

5.2.1	the representations and warranties in clause 4 being true and correct on the Effective Date as if each was made with respect to the facts and circumstances existing at such time; and

5.2.2	no Default having occurred and continuing at the time of the Effective Date.

5.3	Waiver of conditions precedent

The conditions specified in this clause 5 are inserted solely for the benefit of the Bank and may be waived by the Bank in whole or in part with or without conditions.

6	Relevant Parties’ Confirmation

Each of the Relevant Parties acknowledges and agrees, for the avoidance of doubt, that:

6.1.1	each of the Security Documents to which it is a party, and its obligations thereunder, shall remain in full force and effect notwithstanding the amendments made to the Principal Agreement and the Principal Corporate Guarantee by this Agreement; and

6.1.2	with effect from the Effective Date, references to “the Agreement” or “the Loan Agreement” or “the Corporate Guarantee” in any of the other Security Documents to which it is a party shall henceforth be references to the Principal Agreement and the Principal Corporate Guarantee as each is amended and/or supplemented by this Agreement and as from time to time hereafter amended and/or supplemented and shall also be deemed to include the obligations of the Borrowers hereunder.

7	Fees and Expenses

7.1	Restructuring fee

The Borrowers shall pay to the Bank a non-refundable restructuring fee of $40,000 prior to the Effective Date.

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7.2	Expenses

The Borrowers agree to pay to the Bank on a full indemnity basis on demand all expenses (including legal and out-of-pocket expenses) incurred by the Bank:

7.2.1	in connection with the negotiation, preparation, execution and, where relevant, registration of the Relevant Documents and of any amendment or extension of, or the granting of any waiver or consent under, any of the Relevant Documents; and

7.2.2	in contemplation of, or otherwise in connection with, the enforcement of, or preservation of any rights under any of the Relevant Documents or otherwise in respect of the monies owing and obligations incurred under any of the Relevant Documents, together with interest at the rate referred to in clause 3.4 of the Principal Agreement from the date on which such expenses were incurred to the date of payment (as well after as before judgement).

7.3	Value Added Tax

All fees and expenses payable pursuant to this clause 7 shall be paid together with value added tax or any similar tax (if any) properly chargeable thereon.

7.4	Stamp and other duties

The Borrowers agree to pay to the Bank on demand all stamp, documentary, registration or other like duties or taxes (including any duties or taxes payable by the Bank) imposed on or in connection with any of the Relevant Documents and shall indemnify the Bank against any liability arising by reason of any delay or omission by the Borrowers to pay such duties or taxes.

8	Miscellaneous and notices

8.1	Notices

Every notice, request, demand or other communication under this Agreement shall:

8.1.1	be in writing, delivered personally or by first-class prepaid letter (airmail if available) or telefax or email or other means of telecommunication in permanent written form;

8.1.2	be deemed to have been received, in the case of a letter, when delivered personally or three (3) days after it has been put into the post, in the case of email as provided in clause 16.5 of the Loan Agreement and, in the case of a facsimile transmission or other means of telecommunication in permanent written form, at the time of despatch (provided that if the date of despatch is not a business day in the country of the addressee or, if the time of despatch is after the close of business in the country of the addressee, it shall be deemed to have been received at the opening of business on the next such business day); and

8.1.3	be sent:

(a)	if to the Relevant Parties or any of them:

c/o Globus Shipmanagement Corp.

128 Vouliagmenis Avenue

166 74 Glyfada

Greece

Fax No:	+30 210 960 8352
Email:	a.g.feidakis@globuslmaritime.gr
Attention:	Mr Athanasios Feidakis

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(b)	if to the Bank at:

For credit matters:

DVB Bank SE, Frankfurt

Platz der Republik 6

D-60325 Frankfurt am Main

Federal Republic of Germany

Fax No:	+49 69 9750 4526
Email:	TLS.TM.London@dvbbank.com
Attention:	LAM Frankfurt

with a copy to:

DVB Bank SE

Representative Office Greece

95 Akti Miaouli

185 38 Piraeus

Greece

Fax No:	+30 210 455 7420
Attention:	Dry Bulk Group

For Loan Administration Matters:

DVB Bank SE

Park House

6th Floor

16-18 Finsbury Circus

London EC2M 7EB

England

Fax No:	+44 207 256 4352
Email:	TLS.LA.London@dvbbank.com
Attention:	LAM London

8.2	Electronic communication

Each of the Relevant Parties agree with the use of electronic communication and are aware of the terms of clause 16.5 of the Loan Agreement (as set out in clause 3.1.17 of this Agreement) and conditions related to the use of electronic communication.

8.3	Counterparts

This Agreement may be executed in any number of counterparts and by the different parties on separate counterparts, each of which when so executed and delivered shall be an original but all counterparts shall together constitute one and the same instrument.

8.4	Relevant Parties’ obligations

Each of the Relevant Parties being party to this Agreement agrees and consents to be bound by this Agreement notwithstanding that any other Relevant Party which was intended to sign or be bound may not do so or be effectually bound and notwithstanding that this Agreement may be invalid or unenforceable against any of the other Relevant Parties whether or not the deficiency is known to the Bank. The Bank shall be at liberty to release any of the Relevant Parties from this Agreement and to compound with or otherwise vary the liability or to grant time and indulgence to make other arrangements with any of the Relevant Parties without prejudicing or affecting the rights and remedies of the Bank against the other Relevant Parties.

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9	Applicable law

9.1	Law

This Agreement and any non-contractual obligations connected with it are governed by, and shall be construed in accordance with, English law.

9.2	Submission to jurisdiction

Each of the Relevant Parties agrees, for the benefit of the Bank, that any legal action or proceedings arising out of or in connection with this Agreement (including any legal action or proceedings arising out of or in connection with any non-contractual obligations connected with it) against any of its assets may be brought in the English courts. Each of the Relevant Parties irrevocably and unconditionally submits to the jurisdiction of such courts and irrevocably designates, appoints and empowers Messrs Saville & Co at present of One Carey Lane, EC2V 8AE, London, England to receive for it and on its behalf, service of process issued out of the English courts in any such legal action or proceedings. The submission to such jurisdiction shall not (and shall not be construed so as to) limit the right of the Bank to take proceedings against any of the Relevant Parties in the courts of any other competent jurisdiction nor shall the taking of proceedings in any one or more jurisdictions preclude the taking of proceedings in any other jurisdiction, whether concurrently or not. Each of the Relevant Parties further agrees that only the courts of England and not those of any other state shall have jurisdiction to determine any claim which any of the Relevant Parties may have against the Bank arising out of or in connection with this Agreement and/or any non-contractual obligations connected with it.

9.3	Contracts (Rights of Third Parties) Act 1999

No term of this Agreement is enforceable under the Contracts (Rights of Third Parties) Act 1999 by a person who is not a party to this Agreement.

IN WITNESS whereof the parties hereto have caused this Agreement to be duly executed as a deed on the date first above written.

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Schedule

Documents and evidence required as conditions precedent

(referred to in clause 5.1)

1	Corporate authorisations

In relation to each of the Related Parties:

(a)	Constitutional documents

copies certified by an officer of each of the Related Parties, as a true, complete and up to date copies, of all documents which contain or establish or relate to the constitution of that party or a secretary's certificate confirming that there have been no changes or amendments to the constitutional documents certified copies of which were previously delivered to the Bank pursuant to the Principal Agreement;

(b)	Resolutions

copies of resolutions of each of its board of directors and its shareholders approving this Agreement and the other Relevant Documents and the terms and conditions hereof and thereof and authorising the signature, delivery and performance of each such party's obligations thereunder, certified (in a certificate dated no earlier than five (5) Banking Days prior to the date of this Agreement) by an officer of such Related Party as:

(1)	being true and correct;

(2)	being duly passed at meetings of the directors of such Related Party and, as the case may be, of the shareholders of such Related Party each duly convened and held;

(3)	not having been amended, modified or revoked; and

(4)	being in full force and effect,

together with originals or certified copies of any powers of attorney issued by any party pursuant to such resolutions; and

(c)	Certificate of incumbency

a list of directors and officers of each Related Party specifying the names and positions of such persons, certified (in a certificate dated no earlier than five (5) Banking Days prior to the date of this Agreement) by an officer of such Related Party to be true, complete and up to date;

2	Consents

a certificate (dated no earlier than five (5) Banking Days prior to the date of this Agreement) from an officer of each of the Related Parties stating that no consents, authorisations, licences or approvals are necessary for such Related Party to authorise, or are required by each of the Related Parties or any other party (other than the Bank) in connection with, the execution, delivery, and performance of this Agreement and the other Relevant Documents to which such Related Party is or is to be a party;

3	Legal opinions

such legal opinions in relation to the laws of the Republic of Malta and the Republic of the Marshall Islands and any other legal opinions as the Bank shall in its absolute discretion require;

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4	Agreements with HSH Nordbank AG

evidence in form and substance satisfactory in all respects to the Bank, of final, binding and conclusive documentation between the Corporate Guarantor and/or members of the Group with HSH Nordbank AG in relation to the financing of the vessels Sky Globe, River Globe and Star Globe. Such documentation should last for a minimum of a full calendar year, starting in 2017, and include, among others, the relaxation of the financial covenants applicable to the Corporate Guarantor thereunder, the deferral or payment in respect of at least 50% of the amount due and payable by the relevant members of the Group over the relevant amendment period and relaxation or waiver of the relevant security requirement during such period;

5	Restructuring Fee

evidence that the restructuring fee set out in clause 7.1 has been paid in full;

6	Artful Mortgage Amendment registration

evidence that the Artful Mortgage Amendment has been registered against the Artful Ship through the relevant Registry under the laws and flag of the relevant Flag State;

7	English Process agent

a letter from each Relevant Party's agent for receipt of service of proceedings accepting its appointment under this Agreement as such Relevant Party’s process agent;

8	"KYC" and ownership

such documentation and other evidence as is requested by the Bank in order for Bank to carry out and be satisfied with the results of all necessary "know your client" or other checks which the Bank is required to carry out under any applicable law or legislation or by any regulatory or financial services authority (including in the European Union or the U.S.A.), in relation to the transactions contemplated by this Agreement and to the identity of any parties to this Agreement or the other Security Documents and their directors, members of the board of directors, officers, shareholders and ultimate beneficial owners;

9	Relevant Documents

each of the Relevant Documents being duly executed by the parties thereto;

10	Warrant

A certified true and complete copy of the Warrant; and

11	Other matters

such other matters or favourable opinions as the Bank may require.

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EXECUTED as a DEED	)
by	)
for and on behalf of	)	/s/ Athanasios Feidakis
ARTFUL SHIPHOLDING S.A.	)	Attorney-in-fact
in the presence of:	)

/s/ Emmanouil Chamilothoris
Witness
Name:	Emmanouil Chamilothoris
Address:	Norton Rose Fulbright Greece
Occupation:	Associate

EXECUTED as a DEED	)
by	)
for and on behalf of	)	/s/ Athanasios Feidakis
LONGEVITY MARITIME LIMITED	)	Attorney-in-fact
in the presence of:	)

/s/ Emmanouil Chamilothoris
Witness
Name:	Emmanouil Chamilothoris
Address:	Norton Rose Fulbright Greece
Occupation:	Associate

EXECUTED as a DEED	)
by	)
for and on behalf of	)	/s/ Athanasios Feidakis
GLOBUS MARITIME LIMITED	)	Attorney-in-fact
in the presence of:	)

/s/ Emmanouil Chamilothoris
Witness
Name:	Emmanouil Chamilothoris
Address:	Norton Rose Fulbright Greece
Occupation:	Associate

EXECUTED as a DEED	)
by	)
for and on behalf of	)	/s/ Athanasios Feidakis
GLOBUS SHIPMANAGEMENT CORP.	)	Attorney-in-fact
in the presence of:	)

/s/ Emmanouil Chamilothoris
Witness
Name:	Emmanouil Chamilothoris
Address:	Norton Rose Fulbright Greece
Occupation:	Associate

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EXECUTED as a DEED	)
by	)
for and on behalf of	)	/s/ Emmanouil Chamilothoris
DVB BANK SE	)	Attorney-in-fact
in the presence of:	)	Emmanouil Chamilothoris
Associate
Norton Rose Fulbright Greece

/s/ Pinelopi-Anna Miliou
Witness
Name:	Pinelopi-Anna Miliou
Address:	Norton Rose Fulbright Greece
Occupation:	Solicitor

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